Exhibit 99.2
Unaudited Pro Forma Combined Financial Information
Introduction
On March 12, 2024 (the “Closing Date”), Campbell Soup Company (“Campbell” or the “Company”) consummated the previously announced transaction with Sovos Brands, Inc. (“Sovos”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 7, 2023, among the Company, Sovos and Premium Products Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into Sovos, with Sovos surviving as a wholly owned subsidiary of the Company (the “Merger”).
Pursuant to the Merger Agreement, at the Effective Time, each share of common stock, par value $0.001 per share of Sovos (“Sovos Common Stock”) (other than shares of Sovos Common Stock (i) held by Sovos as treasury stock or owned by the Company or Merger Sub immediately prior to the Effective Time, (ii) held by any subsidiary of either Sovos or the Company (other than Merger Sub) immediately prior to the Effective Time and (iii) any dissenting Sovos Common Stock) was canceled and automatically converted into the right to receive an amount in cash equal to $23.00 per share of Sovos Common Stock, without interest (the “Merger Consideration”).
In addition, at the Effective Time:
•Each restricted share of Sovos Common Stock that was outstanding as of immediately prior to the Effective Time (each, “Sovos Restricted Stock”) was canceled in exchange for the Merger Consideration; provided that each share of Sovos Restricted Stock for which vesting was based solely on the achievement of a performance condition and for which the applicable performance condition remained unsatisfied (after giving effect to the Merger) was, in accordance with its existing terms, forfeited to the Sovos Limited Partnership as of immediately prior to the closing for no consideration to the applicable holder thereof and thereafter was converted into the Merger Consideration in accordance with, and subject to the terms of, the Merger Agreement; and
•Each outstanding award of restricted stock units in respect of shares of Sovos Common Stock, including awards of performance-based restricted stock units (each, a “Sovos RSU Award”), that was held by any non-employee director or former service provider of Sovos was canceled at the Effective Time in exchange for the Merger Consideration. All other Sovos RSU Awards were converted upon the Effective Time into time-vesting restricted stock unit awards in respect of common stock of Campbell, par value $0.0375 per share, having equivalent value and terms (including time-based vesting schedule). In the case of Sovos RSU Awards subject to a performance-based vesting condition, such performance conditions were deemed achieved at the target level (i.e., 100%), or if applicable under the existing terms of such awards, the actual level of performance calculated as of the Effective Time (if greater).
In connection with the Merger, Campbell entered into a delayed single draw term loan credit agreement (the “DDTL”) totaling up to $2 billion with a maturity date of October 8, 2024, and issued $860 million of commercial paper (the “Financing”). The proceeds from the DDTL and commercial paper were used for the payment of the Merger Consideration, repayment of Sovos’ existing indebtedness, and fees and expenses incurred in connection with the Merger.
The unaudited pro forma combined financial information has been prepared by Campbell in accordance with Regulation S–X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission on May 20, 2020. The unaudited pro forma combined financial information presented herein has been derived as follows:
•Campbell’s historical financial information as of and for the six months ended January 28, 2024 has been derived from its unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the six months ended January 28, 2024.
•Campbell’s historical financial information for the year ended July 30, 2023 has been derived from its consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended July 30, 2023.
•The historical financial information of Sovos as of December 30, 2023 has been derived from its consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 30, 2023 incorporated by reference herein. The Statement of Earnings for the 26 weeks ended December 30, 2023 has been derived from Sovos’ consolidated financial statements for the fiscal year ended December 30, 2023, adjusted to exclude the 26 weeks ended July 1, 2023 included in the unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the 26 weeks ended July 1, 2023 (which is not included or incorporated by reference herein).
•The historical financial information of Sovos for the year ended July 1, 2023 has been derived from its consolidated financial statements for the fiscal year ended December 31, 2022 included in its Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and incorporated by reference herein, adjusted to include the 26 weeks ended July 1, 2023 included in the unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the 26 weeks ended July 1, 2023, and adjusted to exclude the 26 weeks ended June 25, 2022 included in the unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the 26 weeks ended July 1, 2023 (which is not included or incorporated by reference herein).
The historical financial statements of Campbell and Sovos have been adjusted in the accompanying unaudited pro forma combined financial information to give effect to pro forma events which are necessary to account for the Merger and the Financing (together, the “Transactions”), in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.
The acquisition of Sovos will be accounted for as a business combination using the acquisition method with Campbell as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the total consideration will be allocated to the assets acquired and liabilities assumed based upon estimated fair values at the Closing Date. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill.
As a result of the foregoing, the unaudited pro forma combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The actual purchase accounting assessment may vary based on final analyses of the valuation of assets acquired and liabilities assumed, and differences could be material. The Company will finalize the accounting for the Transactions as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Closing Date.
The unaudited pro forma combined financial information and related notes are provided for illustrative purposes only and do not purport to represent the combined results of operations or financial position had the Transactions been completed on the dates indicated, nor are they indicative of the future results of operations or financial position of the post-combination company.
The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Transactions. The unaudited pro forma combined financial information also does not include any integration costs the combined company may incur related to the Transactions as part of combining the operations of the companies.

CAMPBELL SOUP COMPANY
Unaudited Pro Forma Combined Statement of Earnings
For the Six Months Ended January 28, 2024
(millions, except per share amounts)

	Campbell Soup Company	Sovos Brands, Inc.
	Six months ended January 28, 2024	Six months ended December 30, 2024	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Net sales	$4,974	$550	$—		$—		$5,524
Costs and expenses
Cost of products sold	3,410	386	2	B	—		3,798
Marketing and selling expenses	439	49	—		—		488
Administrative expenses	347	57	—		—		404
Research and development expenses	49	5	—		—		54
Other expenses / (income)	50	11	(5)	G	—		56
Restructuring charges	4	—	—		—		4
Total costs and expenses	4,299	508	(3)		—		4,804
Earnings before interest and taxes	675	42	3		—		720
Interest expense	95	22	(22)	I	91	K	186
Interest income	1	5	—		—		6
Earnings before taxes	581	25	25		(91)		540
Taxes on earnings	144	8	6	J	(21)	J	137
Net earnings	437	17	19		(70)		403
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	—		—		—
Net earnings attributable to Campbell Soup Company	$437	$17	$19		$(70)		$403
Per Share — Basic
Net earnings attributable to Campbell Soup Company	$1.47						$1.35
Weighted average shares outstanding — basic	298		1	Note 7			299
Per Share — Assuming Dilution
Net earnings attributable to Campbell Soup Company	$1.46						$1.34
Weighted average shares outstanding — assuming dilution	299		1	Note 7			300
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

CAMPBELL SOUP COMPANY
Unaudited Pro Forma Combined Statement of Earnings
For the Year Ended July 30, 2023
(millions, except per share amounts)

	Campbell Soup Company	Sovos Brands, Inc.
	Year ended July 30, 2023	Year ended July 1, 2023	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Net sales	$9,357	$941	$—		$—		$10,298
Costs and expenses
Cost of products sold	6,440	662	22	A,B,C	—		7,124
Marketing and selling expenses	811	85	—		—		896
Administrative expenses	654	90	40	D,E	—		784
Research and development expenses	92	8	—		—		100
Other expenses / (income)	32	77	5	F,G	—		114
Restructuring charges	16	—	17	H	—		33
Total costs and expenses	8,045	922	84		—		9,051
Earnings before interest and taxes	1,312	19	(84)		—		1,247
Interest expense	188	37	(37)	I	184	K	372
Interest income	4	4	—		—		8
Earnings (loss) before taxes	1,128	(14)	(47)		(184)		883
Taxes on earnings	270	1	(4)	J	(43)	J	224
Net earnings (loss)	858	(15)	(43)		(141)		659
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	—		—		—
Net earnings (loss) attributable to Campbell Soup Company	$858	$(15)	$(43)		$(141)		$659
Per Share — Basic
Net earnings attributable to Campbell Soup Company	$2.87						$2.20
Weighted average shares outstanding — basic	299		1	Note 7			300
Per Share — Assuming Dilution
Net earnings attributable to Campbell Soup Company	$2.85						$2.18
Weighted average shares outstanding — assuming dilution	301		1	Note 7			302
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

CAMPBELL SOUP COMPANY
Unaudited Pro Forma Combined Balance Sheet
As of January 28, 2024
(millions, except per share amounts)

	Campbell Soup Company	Sovos Brands, Inc. (Note 4)
	As of January 28, 2024	As of December 30, 2023	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Current assets
Cash and cash equivalents	$169	$232	$(2,901)	AA,BB, CC,DD,EE	$2,862	PP	$362
Accounts receivable, net	635	98	—		—		733
Inventories	1,188	96	16	FF	—		1,300
Other current assets	78	8	—		(2)	PP	84
Total current assets	2,070	434	(2,885)		2,860		2,479
Plant assets, net of depreciation	2,470	65	35	GG,HH	—		2,570
Goodwill	3,963	395	742	II	—		5,100
Other intangible assets, net of amortization	3,108	329	1,454	JJ	—		4,891
Other assets	495	12	25	DD	—		532
Total assets	$12,106	$1,235	$(629)		$2,860		$15,572
Current liabilities
Short-term borrowings	$14		$—		$2,860	PP	$2,874
Accounts payable	1,305	73	—		—		1,378
Accrued liabilities	615	75	31	BB,CC, EE,KK,LL	—		721
Dividends payable	113		—		—		113
Accrued income taxes	9	1	(4)	MM	—		6
Total current liabilities	2,056	149	27		2,860		5,092
Long-term debt	4,506	484	(477)	CC	—		4,513
Deferred taxes	1,068	60	344	NN	—		1,472
Other liabilities	625	12	5	LL	—		642
Total liabilities	8,255	705	(101)		2,860		11,719
Commitment and contingencies
Campbell Soup Company shareholders' equity
Preferred stock; authorized 40 shares; none issued	—		—		—		—
Capital stock, $.0375 par value; authorized 560 shares; issued 323 shares	12		—		—		12
Additional paid-in capital	407	602	(534)	AA,EE,OO	—		475
Earnings (loss) retained in the business	4,665	(73)	7	BB,EE,LL,MM,NN, OO	—		4,599
Capital stock in treasury, at cost	(1,212)		—		—		(1,212)
Accumulated other comprehensive income (loss)	(23)	1	(1)	OO	—		(23)
Total Campbell Soup Company shareholders' equity	3,849	530	(528)		—		3,851
Noncontrolling interests	2		—		—		2
Total equity	3,851	530	(528)		—		3,853
Total liabilities and equity	$12,106	$1,235	$(629)		$2,860		$15,572
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

CAMPBELL SOUP COMPANY
Notes to Unaudited Pro Forma Combined Financial Statements
(millions, except per share amounts)

Note 1. Basis of Presentation
The unaudited pro forma combined financial information was based on and should be read in conjunction with the (i) unaudited historical consolidated financial statements of Campbell included in its Quarterly Report on Form 10-Q for the six months ended January 28, 2024, (ii) audited historical consolidated financial statements of Campbell included in its Annual Report on Form 10-K for the year ended July 30, 2023, (iii) audited historical consolidated financial statements of Sovos included in its Annual Report on Form 10-K for the years ended December 30, 2023 and December 31, 2022, (iv) unaudited historical condensed consolidated financial statements of Sovos included in its Form 10-Q for 26 weeks ended July 1, 2023, and (v) unaudited historical condensed consolidated financial statements of Sovos included in its Form 10-Q for 26 weeks ended June 25, 2022. The unaudited pro forma combined Statements of Earnings and Balance Sheet give effect to the Transactions as if they occurred on August 1, 2022 for Statement of Earnings purposes and on January 28, 2024 for Balance Sheet purposes.
Campbell’s fiscal year ended on July 30, 2023. Sovos’ fiscal year ended on December 30, 2023 and its second quarter of fiscal year 2023 ended on July 1, 2023. The unaudited pro forma combined Statement of Earnings for the year ended July 30, 2023 combines Campbell’s year ended July 30, 2023 with Sovos’ twelve months ended July 1, 2023. The unaudited pro forma combined Statement of Earnings for the six months ended January 28, 2024 combines Campbell’s six months ended January 28, 2024 with Sovos’ 26 weeks ended December 30, 2023. The unaudited pro forma combined Balance Sheet information combines Campbell’s January 28, 2024 unaudited Balance Sheet with Sovos’ year ended December 30, 2023 audited Balance Sheet.
Both Campbell’s and Sovos’ historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 4. Reclassification Adjustments, certain reclassification adjustments were made to conform Sovos’ financial statement presentation to that of Campbell’s. Additional reclassifications and adjustments may be required if changes are needed to conform Sovos’ financial statement presentation and accounting policies to those of Campbell.
The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with Campbell as the accounting acquirer. Under ASC 805, assets acquired and liabilities assumed in a business combination are to be recognized and measured at their estimated acquisition date fair value.
The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this Current Report on Form 8-K/A. Certain valuations and assessments, including valuations of inventories, plant assets, leases and intangible assets as well as the assessment of tax positions and tax rates of the combined business, are in process.
Actual adjustments may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.
Note 2. Transaction and Estimated Purchase Consideration
The unaudited pro forma combined financial information reflects the acquisition of Sovos for an estimated purchase price of $2,901, which was derived as follows:

Cash consideration paid to Sovos' shareholders (a)	$2,307
Cash paid for share-based awards (b)	32
Cash consideration paid directly to shareholders	2,339
Transaction costs of Sovos paid by Campbell	32
Repayment of Sovos' existing indebtedness and accrued interest	488
Total cash consideration	2,859
Fair value of replacement share-based awards (c)	42
Total consideration	$2,901
___________________________________________
(a)    Merger Consideration paid to Sovos’ shareholders which reflects $23.00 per outstanding Sovos’ share as of March 12, 2024.
(b)    Represents the cash paid to certain Sovos’ equity award holders based on outstanding shares of Sovos Restricted Stock and Sovos RSU Awards attributable to pre-combination service. This includes (i) restricted stock that vested and was settled in the Merger Consideration as part of the Transactions and (ii) restricted stock units and performance-based restricted stock units to non-employee directors and former service providers that were settled in the Merger Consideration as part of the Transactions. This excludes $3 of cash paid to settle shares that vest based on a multiple of invested capital (“MOIC”) that were modified in connection with the Transaction, which is recognized as a post-combination expense.
(c)    Represents the portion of fair value of Sovos RSU Awards attributable to pre-combination service. This includes restricted stock units and performance-based restricted stock units that were replaced with Campbell restricted stock units as part of the Transactions.
The estimated purchase price allocation is based on preliminary estimates of fair value as follows:

Cash and cash equivalents	$232
Accounts receivable	98
Inventories	112
Other current assets	8
Plant assets	100
Other intangible assets	1,783
Other assets	12
Total assets acquired	$2,345
Accounts payable	$73
Accrued liabilities	77
Accrued income taxes	1
Long-term debt	7
Deferred taxes	411
Other liabilities	12
Total liabilities assumed	$581
Net assets acquired	$1,764
Goodwill	1,137
Total consideration	$2,901
Note 3. Derivation of Sovos Brands' Results
The Sovos results included in the unaudited pro forma combined Statements of Earnings reflect the results for the year ended July 1, 2023 and the 26 weeks ended December 30, 2023, were derived as follows:

	Fiscal year ended December 31, 2022	26 weeks ended July 1, 2023	26 weeks ended June 25, 2022	Year ended July 1, 2023	Fiscal year ended December 30, 2023	26 weeks ended December 30, 2023
	(audited)	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
	(A)	(B)	(C)	(D = A+B-C)	(E)	(F = E-B)
Net sales	$878	$470	$407	$941	$1,020	$550
Cost of sales	632	329	298	663	715	386
Gross profit	246	141	109	278	305	164
Selling, general and administrative expenses	163	91	73	181	201	110
Depreciation and amortization	29	12	14	27	24	12
Loss on sale of asset	51	—	—	51	—	—
Impairment of goodwill	42	—	42	—	—	—
Total operating expenses	285	103	129	259	225	122
Operating income (loss)	(39)	38	(20)	19	80	42
Interest expense, net	28	17	12	33	34	17
Income (loss) before income taxes	(67)	21	(32)	(14)	46	25
Income tax (expense) benefit	13	(8)	6	(1)	(16)	(8)
Net income (loss)	$(54)	$13	$(26)	$(15)	$30	$17

Note 4. Reclassification Adjustments
Certain reclassifications have been made to conform Sovos' historical financial statement presentation to that of Campbell.
Sovos’ reclassifications reflected in the unaudited pro forma combined Statement of Earnings for the six months ended January 28, 2024 are as follows:

	Six Months Ended December 30, 2023
	Before Reclassification (unaudited)	Reclassifications	Notes	After Reclassification (unaudited)
Net sales	$550	—		$550
Costs and expenses
Cost of products sold	386	—		386
Selling, general and administrative expenses	110	(110)	(i),(ii),(iii), (iv)	—
Marketing and selling expenses		49	(i)	49
Administrative expenses		57	(iii)	57
Depreciation and amortization	12	(12)	(ii),(iii),(iv)	—
Research and development expenses		5	(ii)	5
Other expenses / (income)		11	(iv)	11
Total costs and expenses	508	—		508
Earnings before interest and taxes	42	—		42
Interest expense, net	17	(17)	(v),(vi)	—
Interest expense		22	(v)	22
Interest income		5	(vi)	5
Earnings before taxes	25	—		25
Income tax (expense) benefit	(8)	8	(vii)	—
Taxes on earnings		8	(vii)	8
Net earnings	17	—		17
Less: Net earnings (loss) attributable to noncontrolling interests				—
Net earnings attributable to Campbell Soup Company	$17	$—		$17
_____________________________________
(i.)Represents the reclassification of a portion of Sovos’ Selling, general, and administrative expenses to Marketing and selling expenses to conform to Campbell’s Statements of Earnings presentation.
(ii.)Represents the reclassification of a portion of Sovos’ Selling, general, and administrative expenses and a portion of Depreciation and amortization expenses to Research and development expenses to conform to Campbell’s Statements of Earnings presentation.
(iii.)Represents the reclassification of a portion of Sovos’ Selling, general, and administrative expenses, and a portion of Depreciation and amortization expenses to Administrative expenses to conform to Campbell’s Statements of Earnings presentation.
(iv.)Represents the reclassification of a portion of Sovos’ Selling, general, and administrative expenses, and a portion of Depreciation and amortization expenses to Other expenses / (income) to conform to Campbell’s Statements of Earnings presentation.
(v.)Represents the reclassification of a portion of Sovos’ Interest expense, net to Interest expense to conform to Campbell’s Statements of Earnings presentation.
(vi.)Represents the reclassification of the interest income included within Sovos’ Interest expense, net to Interest income to conform to Campbell’s Statements of Earnings presentation.
(vii.)Represents the reclassification of tax expense included within Sovos’ Income tax (expense) benefit to Taxes on earnings to conform to Campbell’s Statements of Earnings presentation.

Sovos' reclassifications reflected in the unaudited pro forma combined Statement of Earnings for the year ended July 30, 2023 are as follows:

	Year Ended July 1, 2023
	Before Reclassification (unaudited)	Reclassifications	Notes	After Reclassification (unaudited)
Net sales	$941	—		$941
Costs and expenses
Cost of products sold	663	(1)	(i)	662
Selling, general and administrative expenses	181	(181)	(i),(ii),(iii),(iv),(v)	—
Marketing and selling expenses		85	(v)	85
Administrative expenses		90	(iii)	90
Depreciation and amortization	27	(27)	(ii),(iii),(iv)	—
Loss on sale of asset	51	(51)	(iv)	—
Research and development expenses		8	(ii)	8
Other expenses / (income)		77	(iv)	77
Total costs and expenses	922	—		922
Earnings before interest and taxes	19	—		19
Interest expense, net	33	(33)	(vi),(vii)	—
Interest expense		37	(vi)	37
Interest income		4	(vii)	4
Earnings (loss) before taxes	(14)	—		(14)
Income tax (expense) benefit	(1)	1	(viii)	—
Taxes on earnings		1	(viii)	1
Net earnings (loss)	(15)	—		(15)
Less: Net earnings (loss) attributable to noncontrolling interests				—
Net earnings (loss) attributable to Campbell Soup Company	$(15)	$—		$(15)
_____________________________________
(i.)Represents the reclassification of a portion of Sovos’ Selling, general, and administrative expenses to Cost of products sold to conform to Campbell’s Statements of Earnings presentation.
(ii.)Represents the reclassification of a portion of Sovos’ Selling, general, and administrative expenses, and a portion of Depreciation and amortization expenses to Research and development expenses to conform to Campbell’s Statements of Earnings presentation.
(iii.)Represents the reclassification of a portion of Sovos’ Selling, general, and administrative expenses, and a portion of Depreciation and amortization expenses to Administrative expenses to conform to Campbell’s Statements of Earnings presentation.
(iv.)Represents the reclassification of a portion of Sovos’ Selling, general, and administrative expenses, a portion of Depreciation and amortization expenses, and Loss on sale of asset to Other expenses / (income) to conform to Campbell’s Statements of Earnings presentation.
(v.)Represents the reclassification of a portion of Sovos’ Selling, general, and administrative expenses to Marketing and selling expenses to conform to Campbell’s Statements of Earnings presentation.
(vi.)Represents the reclassification of a portion of Sovos’ Interest expense, net to Interest expense to conform to Campbell’s Statements of Earnings presentation.
(vii.)Represents the reclassification of the interest income included within Sovos’ Interest expense, net to Interest income to conform to Campbell’s Statements of Earnings presentation.
(viii.)Represents the reclassification of tax expense included within Sovos’ Income tax (expense) benefit to Taxes on earnings to conform to Campbell’s Statements of Earnings presentation.

Sovos Brands' reclassifications reflected in the unaudited pro forma combined Balance Sheet as of January 28, 2024 are as follows:

	As of December 30, 2023
	Before Reclassifications	Reclassification Adjustments	Notes	After Reclassifications
Assets
Current assets:
Cash and cash equivalents	$232	$—		$232
Accounts receivable, net	98	—		98
Inventories, net	96	—		96
Prepaid expenses and other current assets	8	—		8
Total current assets	434	—		434
Property and equipment, net	65	—		65
Operating lease right-of-use assets	11	(11)	(i)	—
Goodwill	395	—		395
Intangible assets, net	329	—		329
Other long-term assets	1	(1)	(i)	—
Other assets		12	(i)	12
Total assets	$1,235	$—		$1,235

	As of December 30, 2023
	Before Reclassifications	Reclassification Adjustments	Notes	After Reclassifications
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$64	$9	(ii)	$73
Accrued expenses	82	(82)	(ii),(iii),(iv)	—
Current portion of long-term operating lease liabilities	3	(3)	(iii)	—
Short-term borrowings
Accrued liabilities		75	(iii)	75
Dividends payable
Accrued income taxes		1	(iv)	1
Total current liabilities	149	—		149
Long-term debt	484	—		484
Deferred taxes	60	—		60
Long-term operating lease liabilities	11	(11)	(v)	—
Other liabilities	1	11	(v)	12
Total liabilities	705	—		705
Commitments and Contingencies
Stockholders' equity:
Preferred stock
Capital stock
Additional paid-in capital	602	—		602
Retained earnings / (deficit)	(73)	—		(73)
Capital stock in treasury, at cost
Accumulated other comprehensive income (loss)	1	—		1
Total stockholders' equity	530	—		530
Noncontrolling interests
Total equity	530	—		530
Total liabilities and equity	$1,235	$—		$1,235
___________________________________________
(i.)Represents the reclassification of Sovos’ Operating lease right-of-use assets and Other long-term assets to Other assets to conform to Campbell’s Balance Sheet presentation.
(ii.)Represents the reclassification of Sovos’ Accrued expenses to Accounts Payable to conform to Campbell’s Balance Sheet presentation.
(iii.)Represents the reclassification of Sovos’ Current portion of long-term operating lease liabilities and a portion of Accrued expenses to Accrued liabilities to conform to Campbell’s Balance Sheet presentation.
(iv.)Represents the reclassification of a portion of Sovos’ Accrued expenses to Accrued income taxes to conform to Campbell’s Balance Sheet presentation.
(v.)Represents the reclassification of Sovos’ Long-term operating lease liabilities to Other liabilities to conform to Campbell’s Balance Sheet presentation.

Note 5. Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statements of Earnings
The transaction accounting adjustments reflected in the unaudited pro forma combined Statements of Earnings for the six months ended January 28, 2024, and year ended July 30, 2023 are detailed below:
A.    Represents the additional Cost of products sold of $16 for the year ended July 30, 2023 recognized in connection with the step-up of inventory to fair value. Campbell will recognize the increased value of inventory in Cost of products sold as the inventory is sold, which for purposes of this pro forma combined financial information is assumed to occur within approximately two months after the Closing Date, based on the average historical inventory turnover.
B.    Reflects an adjustment of $2 and $4 for the six months ended January 28, 2024 and the year ended July 30, 2023, respectively, related to amortization of a supplier payment over its contract period. Refer to Note 6 (DD) for additional information related to the supplier payment.
C.    Represents the change in depreciation expense between the historical depreciation expense of Sovos of $12 in the year ended July 30, 2023 and the estimated depreciation expense of $14 based on the estimated fair value, depreciated on a straight-line basis over the estimated useful lives, of the acquired property and equipment. The historical depreciation and the estimated depreciation expense were both $6 for the six months ended January 28, 2024.
D.    The pro forma adjustment for the year ended July 30, 2023 includes a one-time stock-based compensation charge of $29 related to Sovos Restricted Stock and Sovos RSU Awards for which vesting was accelerated as part of the Merger, of which $3 was settled in cash and $26 was settled in fully vested Campbell restricted stock units.
E.    Reflects one-time retention bonuses of $11 for the year ended July 30, 2023 which remain in accrued liabilities.
F.    Represents non-recurring incremental transaction expenses of $18 that were estimated to be incurred by Campbell in connection with the Transactions on the Closing Date.
G.    Represents a net adjustment of $(5) and $(13) for the six months ended January 28, 2024 and the year ended July 30, 2023, respectively, which includes (a) the reversal of Sovos’ historical amortization of intangible assets of $11 and $25 for the six months ended January 28, 2024 and the year ended July 30, 2023, respectively, and (b) the recognition of $6 and $12 for the six months ended January 28, 2024 and the year ended July 30, 2023, respectively, of amortization expense based on the preliminary fair value of identified intangible assets and the respective assigned estimated useful lives as specified in Note 6 (JJ) below.
H.    Reflects the estimated non-recurring severance expense of $17 for the year ended July 30, 2023 resulting from pre-existing employment agreements of certain Sovos executive officers and employees. This amount reflects the expected severance expense to be recorded by Campbell as a result of terminations that occurred in connection with or after completion of the Transactions.
I.    Represents the reversal of Sovos’ historical interest of $22 and $37 for the six months ended January 28, 2024 and the year ended July 30, 2023, respectively.
J.    Reflects the tax effects of pro forma pre-tax adjustments for the six months ended January 28, 2024 and the year ended July 30, 2023 based on historic statutory tax rates in effect when the transactions would have taken place. The tax effects include the impact on certain of the transaction accounting adjustments giving effect to i) certain amounts related to transaction costs that are nondeductible for U.S. tax purposes; and ii) amounts related to transaction-related compensation which may not result in a tax benefit due to the limitation under Internal Revenue Code (“IRC”) section 162(m) and IRC section 280G.
K.    Represents the net adjustments for interest expense of $91 and $184 for the six months ended January 28, 2024 and the year ended July 30, 2023, respectively, on the DDTL and commercial paper to be incurred by Campbell, which includes amortization of debt issuance costs amounting to $2 for the year ended July 30, 2023. The adjustment for amortization of debt issuance costs anticipates the required repayment of the DDTL within one year of drawdown. The adjustment for interest expense assumes the debt is outstanding for the entire annual and interim income statement periods. The DDTL and commercial paper will have variable interest rates and an increase or decrease of 1/8th percent in the interest rate would increase or decrease interest expense by $2 and $4 for the six months ended January 28, 2024 and the year ended July 30, 2023, respectively. Subsequent to the Closing Date, the Company refinanced its outstanding borrowings, and as a result, actual interest rates for the refinanced borrowings will differ.
Note 6. Transaction Accounting Adjustments to Unaudited Pro Forma Combined Balance Sheet
The transaction accounting adjustments reflected in the unaudited pro forma combined Balance Sheet as of January 28, 2024 are detailed below:
AA.    Reflects components of purchase consideration, including $2,307 of cash consideration to be paid to Sovos’ shareholders; $74 of the estimated fair value of Sovos’ equity awards attributable to pre-combination services, which consist of $32 of restricted stock units and performance stock units that were settled in cash as part of the Transactions, and $42 of restricted stock units and performance stock units that were replaced with Campbell restricted stock units as part of the Transactions; and the $32 payment of transaction costs on behalf of Sovos.
BB.    Represents payment of transaction-related costs of $14 as well as accrued expenses related to unpaid transaction-related costs of $4 for the year ended January 28, 2024, incurred concurrent with the Closing Date.
CC.    Reflects the repayment of $488 of Sovos’ existing debt, including $7 of related accrued interest, and elimination of unamortized debt issuance costs of $4.
DD.    Reflects a payment of $25 to a vendor to modify a supply contract in conjunction with the Transactions. This payment has been capitalized within Other assets on the Balance Sheet and will be amortized over the contract period of 7 years.
EE.    Reflects $29 of share-based post-combination compensation cost of which $3 is settled in cash and $26 is settled in fully vested Campbell restricted stock units. In addition, this adjustment includes $2 of transaction bonuses and $11 of retention bonuses payable to certain Sovos employees after closing, which are included in Accrued liabilities.
FF.    Reflects adjustment to record the fair value of acquired inventory of approximately $112, which is an increase of $16 over Sovos’ book value of inventory.
GG.    Represents adjustments to record the preliminary estimated fair value of Plant assets of approximately $87, which is an increase of $29 above Sovos’ book value.
HH.    Represents adjustments to record the preliminary estimated increase in fair value of right-of-use assets related to finance leases of $6.
II.    Represents net adjustment of $742 which includes (a) goodwill of $1,137, representing the excess of the purchase consideration over the fair value of Sovos’ net assets acquired based on the estimated preliminary purchase price allocation and (b) the elimination of Sovos’ historical goodwill of $395.
JJ.    Represents the net adjustment of $1,454 which includes (a) the reversal of historical intangible assets of $329 and (b) the fair value of intangible assets acquired to reflect their preliminary estimated fair values of $1,783. The preliminary fair value assigned to the acquired intangible assets and their expected useful lives are as follows:

	Useful Life	Fair Value
Amortizable intangible assets
Customer relationships	20-30 years	$222
Trademarks	20 years	81
Non-amortizable intangible assets
Trademarks	Indefinite	1,480
Total net intangible assets		$1,783
KK.    Reflects the $9 million fair value of a liability triggered by a change in control provision in Sovos’ contractual arrangements with third parties.
LL.    Reflects the accrual of estimated non-recurring severance expense of $17 as a result of terminations that occurred in connection with or after completion of the Transactions due to pre-existing employment agreements of certain Sovos executive officers and employees. The short and long-term portions were $12 and $5, respectively.
MM.    Reflects the reduction in accrued income taxes of $4 to reflect the tax effect of pro forma adjustments for acquisition-related expenses, transaction-related compensation and payments for historical debt.
NN.    Reflects a net increase in deferred tax liabilities of $344 primarily associated with (a) the preliminary adjustment to record deferred tax assets and liabilities in connection with the fair value adjustments to assets acquired and liabilities assumed and (b) the tax effect of transaction-related compensation costs such as accelerated vesting of stock-based compensation and accrued transaction-related bonuses. The historical statutory tax rates were applied, as appropriate, to each adjustment based on the jurisdiction to which the adjustment relates. Deferred tax liabilities associated with fair value adjustments were primarily determined based on the excess of the fair values of the acquired assets and liabilities assumed as compared to the tax basis of the assets acquired and liabilities assumed, excluding the amount attributable to goodwill. This estimate of deferred tax assets and liabilities is preliminary and is subject to change based upon the final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.
OO.    Reflects the elimination of Sovos’ historical equity of $530, including $602 of Additional paid-in capital, $1 of Accumulated other comprehensive income, and $73 of Loss retained in the business.
PP.    Reflects the preliminary adjustment to cash in connection with the DDTL and commercial paper, as follows:

Proceeds from the DDTL and commercial paper (1)	$2,862
Less: Payment of finance costs (2)	2
Pro forma adjustment	$2,860
____________________________________
(1)    The Company used the proceeds from the $2,000 DDTL and $860 of commercial paper to repay in full all indebtedness of Sovos, and pay fees and expenses incurred in connection with the Transactions. The interest rates assumed for the DDTL and commercial paper were 6.67% and 5.67%, respectively. The new debt was classified as Short-term borrowings based on the DDTL’s term of less than one year and the short-term nature of commercial paper. Subsequent to the Closing Date, the Company refinanced its outstanding borrowings, and as a result, actual interest rates for the refinanced borrowings will differ.
(2)    Represents the payment of financing costs incurred related to the DDTL. DDTL financing costs were presented as a reduction to the total loan amount and amortized in the combined Statement of Earnings.
Note 7. Earnings Per Share
The following tables set forth the computation of pro forma basic and diluted earnings per share for the six months ended January 28, 2024 and for the year ended July 30, 2023:

	For the Six Months Ended January 28, 2024	For the Year Ended July 30, 2023
Numerator:
Pro forma Net earnings attributable to Campbell Soup Company	$403	$659
Denominator:
Historical Campbell weighted average shares outstanding – basic	298	299
Impact of vested Campbell stock awards issued to replace Sovos' restricted stock units and performance-based restricted stock units	1	1
Pro forma Weighted average shares outstanding – basic	299	300

Historical Campbell weighted average shares outstanding – assuming dilution	299	301
Basic and dilutive impact of Campbell’s restricted stock units issued to replace Sovos’ restricted stock units and performance-based restricted stock units	1	1
Pro forma Weighted average shares outstanding – assuming dilution	300	302

Pro forma Net earnings per share:
Basic	$1.35	$2.20
Diluted	$1.34	$2.18